EXHIBIT 21

                                  SUBSIDIARIES

                                                                       STATE OR OTHER
                                                                       JURISDICTION OF
PARENT                                                                  INCORPORATION
------                                                                 ---------------

High Country Bancorp, Inc.                                                Colorado




SUBSIDIARIES (1)
----------------

High Country Bank                                                         United States




SUBSIDIARIES OF HIGH COUNTRY BANK
---------------------------------

High Country Title and Escrow Company                                     United States




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(1)  The assets,  liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in Item 7 hereof.